                                                                 Exhibit (10)(d)

                   First American Real Estate Solutions, LLC
          150 Second Avenue, Suite 1600, St. Petersburg, Florida 33701



November 30, 1997

Mr. John Peace
Chief Executive
CCN Experian
Talbot House
Talbot Street
Nottingham NG1 5HF
United Kingdom

Mr. D. Van Skilling
Chairman and Chief Executive Officer
Experian
505 City Parkway West
Orange, California  92868


Dear John and Van:

This letter constitutes the data license agreement between First American Real Estate Solutions, LLC ("Newco") and Experian Information Solutions, Inc. ("Experian").

An integral part of the creation of Newco has been the ongoing obligation of Newco to provide to Experian the data currently held by the Real Estate Solutions ("RES") division of Experian. We refer to this data as the RES Data.

Because it is difficult to cover all issues we may face in the future in a document prepared today, we collectively developed a set of guiding principles to cover the present and future issues. These principles cover (1) Access and Royalties and (2) Limitations on Use of RES data. Each guiding principle is set forth in bold print followed by an expansion of its meaning, where needed. Following that are provisions relative to use restrictions, payments, disputes, limitation of liability and disclaimer of warranties.

1.   Access.
     ------

     EXPERIAN WILL HAVE FULL AND FREE ACCESS TO THE RES DATA FOR USE IN ITS CURRENT MARKETS AND/OR PRODUCTS. FOR ALL NEW MARKETS OR PRODUCTS, EXPERIAN WILL PAY A ROYALTY.

Mr. John Peace
Mr. D. Van Skilling
November 30, 1997
Page 2

Newco hereby grants to Experian and its affiliate credit reporting agencies a nonexclusive, nontransferable right and license to use the RES Data at cost, except in the cases where a royalty applies (as set forth below), so long as Experian is a member of Newco and for ten years thereafter. Experian will pay Newco the incremental costs ("Costs") incurred by Newco in the course of reproduction and/or delivery of the RES Data. Reimbursement of these Costs is intended to result in neither profit nor loss to Newco.

Subject to the terms of this letter, the use of the data would include the sale, application, compilation, storage, copying, employment, exploitation, management, manipulation, packaging, sorting or other utilization of the RES Data. Any party who receives the RES Data from Experian may not resell such data except in the case of an affiliate credit bureau or other authorized Experian reseller. In providing the information, Newco reserves its rights in the RES Data, in the software programs which compile and manipulate this data and in any copyrights, proprietary information or trademarks which relate to the data or software.

The RES Data will be provided to Experian at cost and for no royalty, for use by Experian in its current markets and/or products as of the date hereof.

As detailed below, Newco may charge Experian a fair and reasonable royalty for all other markets or products.

Where Newco is required to provide to Experian for no royalty the RES Data, the use by Experian of the programs and systems which compile and sort the data and put it into a usable form must also be provided to Experian at no royalty. Experian shall not have royalty-free access to new programs which apply rules-based technology, such as artificial intelligence, to the data. Notwithstanding, access to Value Point and future enhancements thereof shall be provided at no royalty.

As the RES Data is improved or enhanced, Experian's no royalty access shall continue so long as the data bases continue to be generically similar to the RES Data Base or any portion thereof.

For instance, the addition to the property data base of data elements not currently taken from the tax assessor records would be generically similar, while geographically expanded title plant data would not be.

Experian's rights to the various elements of the RES Data will continue so long as a particular element is made available to regular commercial buyers of such data. Newco will have the right to discontinue any element of the RES Data after first offering to transfer the data and the updating function to Experian. Experian shall pay Newco for the cost of such transfer.

Mr. John Peace
Mr. D. Van Skilling
November 30, 1997
Page 3

The RES Data may be delivered in a variety of forms and media including, but not limited to, magnetic tape, CPU-to-CPU access, gateway access to an on-line service and CD Rom, so long as such form or media is regularly available to Newco's commercial clients.

2.   Limitations on Use of RES Data.
     ------------------------------

     ANY SALE BY NEWCO OF RES DATA TO A COMPETITOR OF EXPERIAN IS SUBJECT TO THE SUPER-MAJORITY RIGHTS OF EXPERIAN. EXCEPT FOR EXPERIAN'S CURRENT MARKETS AND/OR PRODUCTS, IF EXPERIAN USES OR SELLS THE RES DATABASE IN A MARKET SERVED BY NEWCO, EXPERIAN WILL PAY A ROYALTY.

Newco may not sell RES Data to competitors of Experian that are credit repositories or other providers of raw credit data (such as Equi-Fax and Transunion) or other direct marketing companies (such as Axiom or Metromail) without Experian's approval. Experian will not sell RES Data to competitors of Newco such as DataQuick or Datascan without paying a royalty. For instance, Experian may not sell RES Data to the real estate industry without paying a royalty, for instance sale to Bank of America of a product using RES Data without paying a royalty where the product was to be used by Bank of America in making a second mortgage loan. In no event will Experian be required to pay a royalty for the sale of any credit report.

The "super-majority rights" referred to in the principle above are defined in the operating agreement for Newco. As Experian and Newco enter new markets and develop new products, we will continue to be guided by the above principles.

3.   Use Restrictions.
     ----------------

Experian's use of the RES Data shall be subject to any third party limitations imposed upon Newco's use of such data. Experian and its affiliates shall be solely responsible for the security, distribution, and use of RES Data delivered to Experian or its affiliates. Experian shall apply to the RES Data the same compliance with laws restrictions, security, and confidentiality measures that Experian applies to its own data.

4.   Payments.
     --------

Newco will bill Experian for any royalties or Costs due under this agreement. Experian and Newco will, upon request of the other party, cooperate in determining the amount of royalties due.

Mr. John Peace
Mr. D. Van Skilling
November 30, 1997
Page 4

5.   Disputes.
     --------

In the unlikely event of a dispute under this agreement, each party will have available to it at its unilateral request the dispute resolution procedures established in Section 6.05 of the joint venture agreement. Whether we arbitrate or resort to litigation, the prevailing party will be entitled to collect attorney fees from the other party.

6.   Limitation of Liability.
     -----------------------

Neither party shall have any obligation or liability to the other hereunder for any special, incidental, consequential or punitive damages incurred by the other party in connection with the performance of this agreement. Experian will indemnify, defend and hold harmless Newco, its employees, agents and representatives from and against any losses, claims, suits, costs and/or expenses, including attorney fees, arising out of any claim by any third party arising out of Experian's use of the RES Data. Newco will indemnify, defend and hold harmless Experian, its employees, agents and representatives from and against any losses, claims, suits, costs and/or expenses, including attorney fees, arising out of any claim by any third party that Experian does not have the right to use the RES Data.

7.   Disclaimer of Warranties.
     ------------------------

Newco warrants to Experian that Newco has the right to license to Experian the RES Data.

NEWCO PROVIDES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY, TIMELINESS, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE RES DATA FURNISHED BY IT OR THE MEDIA ON OR THROUGH WHICH SUCH RES DATA IS PROVIDED.

We look forward to a long and prosperous joint venture.

                         FIRST AMERICAN REAL ESTATE SOLUTIONS, LLC


                         By: /s/ Parker S. Kennedy
                             --------------------------------------
                              Parker S. Kennedy
                              Senior Vice President

Mr. John Peace
Mr. D. Van Skilling
November 30, 1997
Page 5

AGREED AN ACCEPTED:

EXPERIAN INFORMATION SOLUTIONS, INC.



By:   D.V.Skilling
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Name: D. Van Skilling
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Its:
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